Exhibit 99.1

Biostar Regains Compliance with NASDAQ Continued Listing Requirement

XIANYANG, China, December 4, 2017 /PRNewswire/ - Biostar Pharmaceuticals, Inc. (NASDAQ:BSPM) (“Biostar” or “the Company”), a PRC-based manufacturer and marketer of pharmaceutical and health supplement products in China, announced that on November 30, 2017, it received a letter from the NASDAQ Listing Qualifications Staff (“Staff”) notifying the Company that it regained compliance with NASDAQ’s Listing Rule 5250(c)(1) for continued listing on NASDAQ Capital Market and the Staff considers the matter closed.

On August 22, 2017, the Company received a Staff notification letter advising the Company that, since it had not filed its Quarterly Report on Form 10-Q for the fiscal year ended June 30, 2017, the Company was not in compliance with NASDAQ Listing Rule 5250(c)(1). Following the notification letter, the Company submitted a plan of compliance and, upon the Staff’s review of the plan, was provided an exception until November 30, 2017 to implement its plan to regain listing compliance. On November 15, 2017, the Company filed the subject Quarterly Report for the fiscal quarter ended June 30, 2017.

About Biostar Pharmaceuticals, Inc.

Biostar Pharmaceuticals, Inc., through its wholly owned subsidiary and controlled affiliate in China, develops, manufactures, and markets pharmaceutical and health supplement products for a variety of diseases and conditions. For more information please visit: http://www.biostarpharmaceuticals.com.

Safe Harbor Relating to the Forward-Looking Statements

Certain statements in this release concerning our future growth prospects are forward-looking statements, within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. The company uses words and phrases such as "guidance," "forecasted," "projects," "is expected," "remain confident," "will" and similar expressions to identify forward-looking statements in this press release, including forward-looking statements. Undue reliance should not be placed on forward-looking information. Forward-looking information is based on current expectations, estimates and projections that involve a number of risks, which could cause actual results to vary and in some instances to differ materially from those anticipated by Biostar and described in the forward-looking information contained in this news release. Risks that could affect our future operating results are more fully described in our United States Securities and Exchange Commission filings including our most recent Annual Report on Form 10-K for the year ended December 31, 2016, and other subsequent public filings. These filings are available at www.sec.gov. We may, from time to time, make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. We do not undertake to update any forward-looking statements that may be made from time to time by or on our behalf.

Investor Relations Contact

Please send questions or comments to:

Biostar Pharmaceuticals, Inc.
Investor Relations Coordinator
+86-29-3368-6638
office@aoxing-group.com
http://www.biostarpharmaceuticals.com